UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2010

GATEWAY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06404	44-0651207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1415 Louisiana Street, Suite 4100 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

Registrant’s telephone number, including area code:  (713) 336-0844

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2030982.1

Item 2.01    Completion of Acquisition or Disposition of Assets.

On October 18, 2010, Gateway Pipeline USA Corporation (“Gateway Pipeline”), a wholly owned subsidiary of Gateway Energy Corporation (“Gateway”), completed its acquisition of four pipelines and related assets from Laser Pipeline Company, LP (“Laser”).  The acquisition of the assets from Laser was made pursuant to an Asset Sales Agreement (the “Agreement”), dated September 22, 2010, between Gateway Pipeline and Laser, which agreement was previously disclosed on the Form 8-K filed by Gateway with the Securities and Exchange Commission (“SEC”) on September 28, 2010.  Pursuant to the Agreement and subject to the terms contained therein, Gateway Pipeline acquired the four pipelines and related assets for $1,100,000 in cash. The four pipelines are located in Guadalupe and Shelby Counties, Texas, Miller County, Arkansas, and Pettis County, Missouri. The pipelines deliver natural gas on an exclusive basis to plants owned by Tyson Foods, Inc. (“Tyson”) pursuant to contracts with Tyson.  Gateway financed the acquisition through a combination of cash on hand and bank debt under its existing credit facility with Meridian Bank Texas.

The description of the Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Sales Agreement, a copy of which is filed herewith as Exhibit 10.1 to the Form 8-K filed with the SEC on September 28, 2010.

Item 8.01 Other Events

On October 18, 2010, Gateway issued a press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the completion of the acquisition.

Item 9.01.   Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

         The financial statements required by Item 9(a) of Form 8-K will be filed by amendment to this Form 8-K within 71 calendar days after the date this report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.

The pro forma financial information required by Item 9(b) of Form 8-K will be filed by amendment to this Form 8-K within 71 calendar days after the date this report on Form 8-K is required to be filed.

(d)       Exhibits

99.1     Press Release issued on October 18, 2010 regarding the completion of the acquisition from Laser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 19, 2010

GATEWAY ENERGY CORPORATION

By:      /s/ Frederick M. Pevow, Jr.

                                                                                          Frederick M. Pevow, Jr.

      President and Chief Executive Officer